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                                                                  EXHIBIT 23.1

           Consent of KPMG Peat Marwick LLP, Independent Auditors
           ------------------------------------------------------

The Board of Directors
Rational Software Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-77382, 33-85906, 33-97044, 333-15007, 333-15015, 333-21563, 333-22687,
333-25815, 333-31505, and 333-32991) on Form S-8 of Rational Software
Corporation of our report dated January 21, 1997, except as to Note 2, which is as of January 31, 1997, with respect to the consolidated balance sheets of Pure Atria Corporation and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the registration statement (No. 333-29799) on Form S-4 of Rational Software Corporation.

                                        KPMG Peat Marwick LLP

San Jose, California
August 8, 1997